Exhibit 10.8

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

STOCK INCENTIVE PLAN

(as amended and restated December 31, 2012)

Article I

Purpose

The purposes of this Fidelity & Guaranty Life Holdings, Inc. Stock Incentive Plan (the “Plan”) are to promote the long-term success of Fidelity & Guaranty Life Holdings, Inc. (the “Company”) and to motivate retain and reward key executives and other selected employees of the Company.

Article II

Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

“Adjustment Event” means any dividend payable in capital stock, stock split, share combination, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock and, for the avoidance of doubt, shall not include any cash dividend.

“Administrator” means the compensation committee of the Board or such other committee as the Board shall designate from time to time.

“Alternative Award” has the meaning set forth in Section 9.2.

“Award” means any Restricted Stock granted to any Participant under the Plan.

“Award Agreement” means an agreement between the Company and a Participant embodying the terms of any Award granted pursuant to the Plan and in the form approved by the Administrator from time to time for such purpose, which agreement may contain such other terms and conditions as the Administrator may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

“Board” means the board of directors of the Company.

“Cause” shall, as to any Participant who is party to an employment agreement with the Company or a Subsidiary, have the meaning set forth in such employment agreement, or, in the absence of such an employment agreement, shall mean the Participant (i) shall have been convicted, indicted for, or entered a plea of nolo contendere to, any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement, (ii) shall have committed intentional and willful acts of misconduct that materially impair the goodwill or business of the Company or cause material damage to its or their property, goodwill, or business or (iii) shall have willfully refused to, or willfully failed to, perform in any material respect his duties, provided, however, that no such termination for Cause shall be effective unless the Participant does not cure such refusal or failure to the Company’s reasonable satisfaction as soon as practicable after the Company gives the Participant written notice identifying such refusal or failure (and, in any event, within ten (10) calendar days after receipt of such written notice). The determination as to whether “Cause” has occurred shall be made by the Administrator, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or commissions constituting “Cause.” A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason that circumstances existed prior to such termination sufficient for the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause.

“Change in Control” means the first to occur of the following events after the Grant Date (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate owner, directly or indirectly, of 35% or more of the voting power of the Common Stock of the Company other than the Company, any Subsidiary, Harbinger Group or any of their respective affiliates (a “Permitted Holder”); provided that such event shall not be deemed a Change in Control so long as one or more Permitted Holders shall own, directly or indirectly, more of the voting power of the Common Stock of the Company than such person or group; (iii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or (iv) the liquidation or dissolution of the Company other than a liquidation or dissolution for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction. With respect to grants made under the Plan prior to December 31, 2012, the prior definition of Change in Control in clause (ii) will apply if more favorable to the Participant.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the Change in Control Price shall be determined in good faith by the Administrator.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means with respect to Awards or Option grants before December 31, 2012, the Class A common stock of the Company, par value .01 and with respect to Awards or Option grants on or after December 31, 2012, the Class B common stock of the Company, par value .01. Class B common stock is non-voting stock.

“Company” has the meaning set forth in Article I.

“Disability” shall, as to any Participant who is party to an employment agreement with the Company or a Subsidiary containing a definition of Disability, have the meaning set forth in such employment agreement, or, in the absence of such an employment agreement, shall mean a long-term disability as defined in the Company’s long-term disability policy or program then applicable to such Participant.

“Fair Market Value” means, as of any date prior to a Public Offering, the per share fair market value on such date of a share of Common Stock as determined in good faith by the Administrator, in compliance with Section 409A of the Code. In making a determination of Fair Market Value, the Administrator shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and any recent valuation of the Common Stock that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Administrator to obtain any such independent valuation). Following a Public Offering, Fair Market Value shall mean the closing price for a share of Common Stock on the primary national exchange (including NASDAQ) on which such shares are then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

“Grant Date” means, with respect to an Award or Option granted pursuant to the Plan, the date on which such Award or Option is granted.

“Harbinger Group” means Harbinger Group Inc.

“Option” means a right granted pursuant to Section 6.1 of the Plan to a Participant to purchase one share of Common Stock. No Option shall be deemed an incentive stock option within the meaning of Section 422 of the Code.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Administrator from time to time for such purpose, which agreement may contain such other terms and conditions as the Administrator may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

“Participant” means an officer, employee, non-employee director or consultant of or to the Company or any Subsidiary who has been granted an Award or Option under the Plan; provided that, in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 12.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant’s estate or heirs under applicable state law and court supervision.

“Plan” has the meaning set forth in Article I.

“Public Offering” means with respect to a class of Common Stock, the first day as of which sales of such Common Stock are made to the public in the United States pursuant to an underwritten public offering of such Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

“Restricted Stock” means shares of Common Stock subject to a Restriction Period granted to a Participant under the Plan.

“Restriction Period” means the period during which any Restricted Stock is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Subscription Agreement” means a stock subscription agreement between a Participant and the Company embodying the terms of any stock purchase made or awarded pursuant to the Plan and in a form approved by the Administrator from time to time for such purpose.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

Article III

Administration

Section 3.1 Administrator. The Plan shall be administered by the Administrator. The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion. Determinations, interpretations or other actions made or taken by the Administrator under the Plan or under Awards or Options granted under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 3.2 Authority of the Administrator. The Administrator has the exclusive power, authority and discretion to:

(a) Grant Awards or Options;

(b) Designate Participants;

(c) Determine the number of Awards or Options to be granted to a Participant;

(d) Determine the terms and conditions of any Award or Option granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award or Option, any schedule for vesting, lapse of forfeiture restrictions and accelerations or waivers thereof, and events of forfeiture or restrictions on the exercisability of an Option based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award or Option, based in each case on such considerations as the Administrator in its sole discretion determines;

(f) Determine whether, to what extent and under what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Common Stock, Options, or other property, or any Award or Option may be canceled, forfeited or surrendered;

(g) Prescribe the form of each Award or Option Agreement;

(h) Decide all other matters that must be determined in connection with an Award or Option;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(j) Amend the Plan or any Award or Option Agreement as provided in Article XI; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Section 3.3 Delegation of Authority. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company.

Article IV

Shares Subject to the Plan

Section 4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that may be issued under the Plan or be subject to Options may not exceed 205,028 shares of Class A Common Stock and 400,000 shares of Class B Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock that are not reserved for any other purpose.

Section 4.2 Canceled, Terminated or Forfeited Options. If any Option expires or if an Award or Option is for any reason forfeited, canceled or otherwise terminated or otherwise settled without the issuance of Common Stock, the Shares subject to such Award or Option shall again be available for grant under the Plan. Options or Awards that the Committee reasonably determines will be settled in cash shall not reduce the Plan maximum.

Section 4.3 Adjustment in Capitalization. In the event of any Adjustment Event affecting the Common Stock, the Administrator shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Awards and Options granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded under the Plan (including, but not limited to, adjusting any limits on the number and types of awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards or Options, and (c) the grant, exercise or conversion price with respect to any Award or Option. In addition, the Administrator may make provisions for a cash payment to a Participant or a person who has an outstanding Award or Option. The number of shares of Common Stock subject to any Award or Option shall be rounded to the nearest whole number. Any such adjustment shall be consistent with sections 424 and 409A of the Code to the extent the Awards or Options subject to adjustment are subject to such sections of the Code.

Article V

Eligibility and Participation

Awards or Options may be granted only to individuals who are employees, officers, non-employee directors or consultants of or to the Company or a Subsidiary, as determined by the Administrator.

Article VI

Stock Options

Section 6.1 Grant of Options. The Administrator is authorized to grant Options to Participants at such time as it shall determine. Options granted pursuant to the Plan shall not be “incentive stock options” as defined in the Code. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of shares of Options granted, the exercise price at which shares of Common Stock may be purchased pursuant to the Options, the duration of such Options (not to exceed the seventh anniversary of the Grant Date), and such other terms as the Administrator shall determine.

Section 6.2 Exercise Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

Section 6.3 Vesting and Exercisability of Options. Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Administrator on or before the Grant Date. Unless otherwise determined by the Administrator on or before the Grant Date, one-third of the Options granted to a Participant shall vest and become exercisable on each of the first three anniversaries of the Grant Date, subject to the Participant remaining employed through such dates. The Administrator may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 6.4 Exercise of Options. The Administrator shall establish procedures governing the exercise of Options, which procedures shall, unless the Administrator determines otherwise, generally require that prior written notice of exercise be given and that the exercise price be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise, or, if so permitted by the Administrator (and on such conditions as the Administrator shall determine), (a) by tender of any shares of Common Stock owned by such Participant for at least a six month period for all or a portion of the applicable exercise price and/or minimum required withholding taxes, (b) through a net issuance arrangement pursuant to which a number of shares of Common Stock subject to the portion of the Option being exercised, having a Fair Market Value equal to the applicable exercise price plus the required minimum withholding taxes, are retained by the Company, or (c) following a Public Offering with respect to the class of Common Stock subject to the Option, by using a broker assisted cashless exercise program acceptable to the Administrator. Unless the Administrator shall determine otherwise, prior to a Public Offering of the class of Common Stock subject to the Option, as a condition to exercise of any Option, a Participant shall enter into a Subscription Agreement applicable to the shares of Common Stock issuable pursuant to the Option.

Section 6.5 Term of Options. In no event shall any Option be exercisable more than seven years after the Grant Date.

Article VII

Restricted Stock

Section 7.1 Awards of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Participants at such time or times and on such terms and conditions as it shall determine. Restricted Stock granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock that are being granted to the Participant, the vesting conditions applicable to such Restricted Stock, the rights and obligations of the Participant with respect to such Restricted Stock, and such other terms and conditions as the Administrator shall determine (including, if determined by the Administrator, payment of a portion of the Fair Market Value thereof).

Section 7.2 Conditions to Grant. Unless otherwise determined by the Administrator, it shall be a condition to the issuance of Restricted Stock that the Participant who receives such Award enter into a Subscription Agreement annexed to the related Award Agreement or, if a Subscription Agreement is not so annexed, as otherwise provided to the Participant.

Section 7.3 Vesting Conditions. Awards of Restricted Stock shall vest in accordance with the vesting conditions specified in the applicable Award Agreement. These vesting conditions may include, without limitation and alone or in any combination, the continued provision of services to the Company or any of its Subsidiaries or the achievement of individual, corporate, business unit or other performance goals. Unless otherwise determined by the Administrator on or before the Grant Date, one-third of the Restricted Shares granted to a Participant shall vest on each of the first three anniversaries of the Grant Date, subject to the Participant remaining employed through such dates. Awards of Restricted Stock (prior to the vesting thereof) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than as permitted by the Administrator.

Section 7.4 Stockholder Rights; Unless otherwise determined by the Administrator at the time of grant, a Participant granted Restricted Stock shall have all of the rights of a shareholder with respect to the class of Common Stock awarded including, without limitation, the right to receive dividends thereon. The class of Common Stock awarded shall be non-voting stock.

Section 7.5 Administrator Discretion. Notwithstanding anything else contained in this Plan to the contrary, the Administrator may accelerate the vesting of any Restricted Stock or any class or series of Restricted Stock for any reason on such terms and subject to such conditions, as the Administrator shall determine, at any time and from time to time.

Section 7.6 Repurchase. Pursuant to Section 8.2, shares in respect of an Award under the Plan for which the Restriction Period has lapsed will be subject to the applicable repurchase provisions of the Subscription Agreement.

Section 7.7 Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company or another custodian selected by the Company shall retain physical possession of the certificate.

Article VIII

Termination of Employment

Section 8.1 Treatment of Options. Unless otherwise determined by the Administrator on or before the Grant Date, if a Participant’s employment with the Company terminates, such Participant’s outstanding Options shall be treated as set forth below.

(a) Termination by the Company for Cause. Unless otherwise determined by the Administrator, if a Participant’s employment with the Company is terminated for Cause, any outstanding Options held by the Participant, vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of employment.

(b) Termination for Any Other Reason. The treatment of a Participant’s Options upon a termination of employment for any reason other than for Cause shall be as set forth in the Participant’s Option Agreement pertaining to such Options.

Section 8.2 Treatment of Restricted Stock. Unless otherwise determined by the Administrator on or before the date of an Award, if a Participant’s employment with the Company terminates, such Participant’s Restricted Stock shall be treated as set forth below.

(a) Termination by the Company for Cause. Unless otherwise determined by the Administrator, if a Participant’s employment with the Company is terminated for Cause, any unvested Restricted Stock shall be immediately forfeited and cancelled and the treatment of any vested Restricted Stock shall be subject to the terms of the Subscription Agreement as described in Section 8.3.

(b) Termination for Any Other Reason. Unless otherwise determined by the Administrator, upon termination of a Participant’s employment with the Company for any reason other than Cause, any unvested Restricted Stock held by the Participant shall be immediately forfeited and cancelled.

Section 8.3 Call Rights Upon Termination of Employment Prior to a Public Offering. Each Subscription Agreement shall provide that the Company and Harbinger Group shall have successive rights prior to a Public Offering to purchase all or any portion of a Participant’s Common Stock upon any termination of employment, at such time and at a purchase price per share equal to the Fair Market Value of a share of Common Stock as of the date specified in the Subscription Agreement (or, if the Participant’s employment is terminated for Cause, for a purchase price per share equal to the lesser of (a) the Fair Market Value of a share of Common Stock as of the date specified in the Subscription Agreement and (b) such Participant’s per share purchase price).

Article IX

Change in Control

Section 9.1 Vesting and Cancellation of Options. Unless otherwise determined by the Administrator or as provided in Section 9.2, in the event of a Change in Control, (a) time-based vesting restrictions on all outstanding Options that vest based on the passage of time shall lapse and such time-based Options shall vest and (b) to the extent performance hurdles applicable to outstanding performance-vesting Options have been satisfied immediately prior to the Change in Control as determined by the Administrator in its full discretion, unvested outstanding performance-based Options shall vest. Any performance-based Options that do not vest in accordance with the preceding sentence shall immediately be forfeited and canceled. Upon such Change in Control, each Option that vests prior to or in connection with the Change in Control shall be canceled in exchange for a payment in an amount or with a value equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

Section 9.2 Alternative Award. Notwithstanding Section 9.1 or 9.3, no cancellation, acceleration or other payment shall occur with respect to any Options or vesting or lapse of restrictions with respect to any Award in connection with a Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Options shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a) Give the Participant who held such Award or Option rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award or Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and

(b) Have terms such that if, following a Change in Control, a Participant’s employment is involuntarily or constructively terminated (other than for Cause) at a time when any portion of the Alternative Award is unvested, (i) in the case of an option the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive a cash payment equal to the excess (if any) of the fair market value of the stock subject to the Alternative Award on the date of surrender over the price that such Participant would be required to pay to exercise such Alternative Award or shall have an immediate right to exercise such Alternative Award and receive shares that are then publicly-traded and (ii) in the case of an Award, the unvested portion of such Alternative Award shall vest.

Section 9.3 Vesting of Restricted Stock Awards. Unless otherwise determined by the Administrator or as provided in Section 9.2, in the event of a Change in Control, the Restricted Period applicable to an Award of Restricted Stock shall lapse upon a Change in Control and all such shares shall vest and become non-forfeitable.

Section 9.4 Limitation of Benefits. Unless otherwise provided in the Award or Option Agreement, if, whether as a result of accelerated vesting, lapse of restrictions, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of Section 9.1, 9.2 or 9.3 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under Section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Sections 9.1, 9.2 and 9.3 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will use commercially reasonable efforts to seek the approval of the Company’s shareholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 9.4).

Article X

Authority to Vary Terms or Establish Foreign Plans

The Administrator may vary the terms of Awards or Options granted under the Plan, or establish sub-plans under the Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Administrator determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriate suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards or Options under the Plan; provided that this Article X shall not be deemed to authorize any increase in the number of shares of Common Stock available for issuance under the Plan set forth in Section 4.1.

Article XI

Amendment, Modification and Termination of the Plan

The Administrator may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall have a substantial adverse effect on the economic terms of any Awards or Options previously granted pursuant to the Plan without the consent of the Participant holding such Award or Option or the consent of a majority of Participants holding similar Awards or Options (such majority to be determined based on the number of shares covered by such Awards or Options). Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Administrator.

Article XII

Miscellaneous

Section 12.1 Nontransferability of Awards. Except as otherwise provided herein, or as the Administrator may permit on such terms as it shall determine or, following vesting, as provided in an applicable Subscription Agreement, the Participant shall not sell, transfer, pledge, assign, hedge, encumber or otherwise alienate or hypothecate any shares of Common Stock issued pursuant to the Plan to any Person other than the Company or by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan, the Award or Option Agreement, or any Subscription Agreement as if such beneficiary or estate were the Participant. All rights with respect to Awards or Options granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards or Options that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 12.2 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount (in cash, from other compensation payable to the Participant, or in shares of Common Stock granted under the Plan) sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any award granted or payment made under the Plan.

Section 12.3 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Awards or Options.

Section 12.4 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its officers, employees, non-employee directors or consultants, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award or Option shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an individual as a Participant shall neither entitle such individual to, nor disqualify such individual from, participation in any other award or incentive plan.

Section 12.5 No Rights to Damages. Nothing in the Plan or in any Award or Option Agreement shall impose upon the Company, any Subsidiary or the Administrator any liability in connection with the provision, loss or payment of benefits or rights under the Plan, the exercise of discretion under the Plan or the failure or refusal of any person to exercise discretion under the Plan, and/or a Participant ceasing to be a person eligible to be a Participant under the Plan for any reason as a result of a termination of employment or service.

Section 12.6 Beneficiary Designation. Pursuant to such rules and procedures as the Administrator may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Person’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during the Participant’s lifetime.

Section 12.7 Requirements of Law. The granting of Awards and Options and the issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options or Awards shall be granted under the Plan, and no shares of Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 12.8 Freedom of Action. Nothing in the Plan or any Award or Option Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award or Option as a result of any such action. The foregoing shall not constitute a waiver by a Participant, in the Participant’s capacity as a shareholder of the Company, of any breach of fiduciary duty.

Section 12.9 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 12.10 Term of Plan. The Plan shall be effective as of November 2, 2011, (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article XI, until the seventh anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards and Options.

Section 12.11 No Shareholder Rights. Except as provided in Section 7.4, no Participant shall have any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such Participant in connection with an Award or Option.

Section 12.12 Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 12.13 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 12.14 Use of the term “Employ”. The words “employment,” “employ” and corollary terms used herein and in any Award or Option Agreement with respect to a non-employee director or consultant shall be construed to refer to such non-employee director’s service as a non-employee member of the board of directors of the Company or such consultant’s service as a consultant to the Company. The phrase “employment with the Company” and corollary terms used herein and in any Award or Option Agreement with respect to an officer or employee shall be construed to refer to the employment with the Company and/or any Subsidiary of the Company that actually employs such officer or employee.

Section 12.15 Fractional Shares. No fractional shares shall be issued in settlement of an Option under the Plan or issued or delivered pursuant to the Plan.

Section 12.16 Governing Law. THIS PLAN, AND ALL AGREEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE APPLICATION OF RULES OF CONFLICTS OF LAW THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 12.17 Arbitration. Any dispute, controversy or claim arising out of or pursuant to the Plan, any agreement entered into pursuant to the Plan or any undertakings, covenants and agreements incorporated by reference into this Plan shall be submitted to and finally determined by binding arbitration to be held in New York, New York at the American Arbitration Association, before one arbitrator under an in accordance with the American Arbitration Association’s Commercial Rules, with each party to be responsible for its own attorney’s fees and costs incurred in connection therewith. In the event that this arbitration provision is determined by a court with appropriate jurisdiction to be unenforceable, the Company and each Participant under the Plan, waives the right, if any, to a trial by jury of any claim that would have been subject to arbitration under this Section 12.16.

Section 12.18 409A Compliance. This Plan and the Option and Award Agreements entered into pursuant to the Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.